Exhibit 3.8

CERTIFICATE OF INCORPORATION

OF A PRIVATE LIMITED COMPANY

Company No. 4083983

The Registrar of Companies for England and Wales hereby certifies that

RADISSON SEVEN SEAS CRUISES UK LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, London, the 29th September 2000

/s/ N. Richards

MR. N. RICHARDS

For The Registrar Of Companies

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 4083983

The Registrar of Companies for England and Wales hereby certifies that

RADISSON SEVEN SEAS CRUISES UK LIMITED

having by special resolution changed its name, is now incorporated under the name of

REGENT SEVEN SEAS CRUISES UK LIMITED

Given at Companies House, Cardiff, the 6th March 2006

[THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES]

[SEAL]

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 4083983

The Registrar of Companies for England and Wales hereby certifies that

REGENT SEVEN SEAS CRUISES UK LIMITED

having changed its name, is now incorporated under the name of

PRESTIGE CRUISE SERVICES (EUROPE) LIMITED

Given at Companies House on 5th October 2011.

[THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES]

[Companies House Letterhead]